Concero, Inc. and Subsidiaries
Exhibit 21.1   List of Subsidiaries


Subsidiary                 State of Incorporation/Formation
Concero GP, LLC            Delaware

Concero LP, LLC            Delaware

Concero Group LP           Texas                     d/b/a   Concero LP